SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

February 3, 2010
Date of Report (Date of earliest event reported)

CLEAN POWER CONCEPTS INC.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File # 000-52035
(Commission File Number)

98-0490694
 (IRS Employer Identification Number)

1620 McAra Street, Regina, Saskatchewan, Canada S4N 6H6
(Address of principal executive offices)

306.546.8327
 (Issuer’s telephone number)

1207 Halifax Street, Regina, SK, Canada S4R 1T7
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 5 – CORPORATE GOVERANCE AND MANAGEMENT

Item 5.01 – Changes in Control of Registrant

On February 3, 2010, Mr. Cory Turner resigned his positions as Director, Board Chair, President, and Chief Financial Officer of Clean Power Concepts Inc. (the “Company”) and Mr. Michael Shenher was appointed to the positions of Director, Board Chair, Chair of the Audit Committee of the Board of Directors, President and Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer. This change effected a change of control of the Company.

There was no exchange of shares, consideration or financial statements or other reportable out of pocket expenses associated with this transaction. No assets or properties have been acquired nor is there any agreement for further consideration associated with the transaction.

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 3, 2010, Mr. Cory Turner resigned his positions as Director, Board Chair, President, and Chief Financial Officer of the Company and Mr. Michael Shenher was appointed to the positions of Director, Board Chair, Chair of the Audit Committee of the Board of Directors, President and Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer.

Michael Shenher, executive MBA (marketing), CAIB, has had 25 years of progressively more responsible management positions and entrepreneurial success. Mr. Shenher founded General Bio Energy Inc. (‘General Bio’) in 2006. General Bio was originally an alternative energy company and evolved into a bio oil refinery enterprise specializing in petroleum and protein based product supplements and replacements such as General Bio’s MOPO brands of environmentally friendly high performance lubricants. Mr. Shenher’s employment background also includes: President & CEO of General Bio’s predecessor Canadian Green Fuels, 2006-2010; Chief of Staff to a Canadian Federal Member of Parliament 2004-2007; General Manager, Shenher Insurance and Financial Services 1997-2006; and Regional Manager, Equifax Canada Inc. 1992-1997.

Mr. Shenher has participated on Saskatchewan’s roundtable contributing to the Canada West Foundation’s position paper entitled ‘Canada's Power Play: The Case for a Canadian Energy Strategy for a Carbon-Constrained World’ and Mr. Shenher currently sits on the ‘Biofuels and Bioproducts Sector Team’ of Enterprise Saskatchewan which reports directly to the Saskatchewan Minister of Enterprise on alternative energy policy matters. Mr. Shenher is a 2005 recipient of the Saskatchewan Centennial Medal of Honour and is a former board member of City of Regina Parks and Recreation Advisory Board; the Better Business Bureau; and numerous other community, charity, sports and business advocacy boards.

Additionally on February 3, 2010, Mr. Cory Turner received affirmation from the Board of Directors to continue in his position as Secretary and Treasurer of the Company.

Mr. Turner resigned his positions as Director, Board Chair, President, and Chief Financial Officer with the Company for personal reasons and there was no disagreement with the Company relating to its operations, policies or practices. A copy of this Report was sent to Mr. Turner by the Company for his review prior to filing of this Report. Mr. Turner has not provided, and has indicated to the Company that he does not plan to provide, any correspondence regarding the circumstances surrounding his resignation from these positions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN POWER CONCEPTS, INC.

/s/ Michael Shenher
Michael Shenher,
President & CEO
Dated:  February 3, 2010